VERTEX ENERGY, INC. 8-K

Exhibit 99.1

VERTEX ENERGY, INC. ANNOUNCES SECOND QUARTER 2016 FINANCIAL RESULTS

Gross Margins Improved to 21.5%, & Per Barrel Margin up 47% Year-Over-Year

Street Collection Volume up 12% Year Over Year, and Charge-For-Oil Improved to $0.34 per gallon

Conference Call to Be Held Today at 9:00 A.M. EDT

HOUSTON, TX, August 11, 2016 Vertex Energy, Inc. (NASDAQ: VTNR), an environmental services company that recycles industrial waste streams and off-specification commercial chemical products, announced today its financial results for the three months and half year ended June 30, 2016.

FINANCIAL HIGHLIGHTS FOR THREE MONTHS ENDED JUNE 30, 2016:

  Revenue was $24.4 million, down 50% from a year ago.
  Gross profit was $5.3 million, a 4% decline from a year ago.
  Gross profit margins were 21.5% compared with 11% a year ago.
  Selling, general and administrative expenses (exclusive of acquisition related expenses) were $4.7 million, down 17% from last year’s second quarter.
  Per barrel margin was up 47% year-over-year.
  Charge-for-Oil improved to $0.34 per gallon, from $0.12 at the end of 2015.
  Street collection volume increased 12% year-over-year.

FINANCIAL HIGHLIGHTS FOR SIX MONTHS ENDED JUNE 30, 2016:

  Revenue was $38.6 million, down 56% from a year ago.
  Gross profit was $5.0 million, a 3% reduction from a year ago.
  Per barrel margin was up 45% year-over-year.

Benjamin P. Cowart, Chairman and CEO of Vertex Energy stated, “We are pleased with our performance in the second quarter, which exceed our expectation, especially our positive EBITDA given the market and operating conditions. We have made the adjustment to a low-price crude-oil market. It seems the market will remain volatile in the near term; however, we believe the changes we have made in the last 12-18 months position us to do well at these price levels. While market volatility will have some short-term effects, we will continue improving our spreads as we move to year end.”

Mr. Cowart continued, “Our Heartland facility came back on line on May 10th after a fire took it out of commission in the first quarter. Despite being down for half the second quarter, its gross profit margin was 26%, and it was cash-flow positive. While we were repairing the damage, we also installed new equipment that will boost volume and create new products. In June, the facility set a production yield and quality record.”

Mr. Cowart concluded, “Our new joint venture with Penthol C.V. of the Netherlands will import Group III base oil from the United Arab Emirates to the United States. The first cargo of 75,000 barrels of base oil has already arrived in New Orleans, Louisiana. This is an important development for us because the United States doesn’t produce Group III base oil, and we have seen a shift in lubricant formulations away from Group I and toward Group II and Group III base stocks, which we anticipate continuing in the future.”

Management of Vertex Energy will host a conference call today at 9:00 a.m. EDT. Those who wish to participate in the conference call may dial 877-869-3847 from the U.S. and International callers may telephone 201-689-8261, approximately 15 minutes before the call. A webcast will also be available under the Investor Relations section at: www.vertexenergy.com.

A digital replay will be available by telephone approximately two hours after the completion of the call until November 30, 2016, and may be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers, and using the Conference ID #13642202.

ABOUT VERTEX ENERGY, INC.

Vertex Energy, Inc. (VTNR) is a refiner and marketer of high-quality specialty hydrocarbon products. With headquarters in Houston, Texas, Vertex processing facilities are located in Houston (TX), Marrero (LA) and Columbus (OH). For more information on Vertex Energy please contact Porter, LeVay & Rose, investor relations representative Marlon Nurse, at 212-564-4700 or visit our website at www.vertexenergy.com.

Forward Looking Statements

This press release may contain forward-looking statements, including information about management’s view of Vertex Energy’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “believes,” “expects,” “intends,” “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy.

Contact:

Vertex Energy, Inc.

Marlon Nurse, DM

Senior VP – Investor Relations

212-564-4700

VERTEX ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2016	December 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$3,973,631	$765,364
Escrow - current restricted cash and cash equivalents	1,501,793	—
Accounts receivable, net	7,362,563	6,315,414
Inventory	3,772,773	3,548,311
Prepaid expenses	1,136,828	1,367,442
Assets being held for sale	—	11,170,243
Total current assets	17,747,588	23,166,774

Noncurrent assets
Fixed assets, at cost	63,091,029	60,846,824
Less accumulated depreciation	(10,040,893)	(7,818,217)
Fixed assets, net	53,050,136	53,028,607
Intangible assets, net	16,089,615	16,967,985
Other assets	482,749	481,450
Total noncurrent assets	69,622,500	70,478,042
TOTAL ASSETS	$87,370,088	$93,644,816

LIABILITIES, TEMPORARY EQUITY, AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$6,710,695	$13,244,388
Dividends payable	345,323	376,571
Capital leases	194,533	186,948
Current portion of long-term debt, net of unamortized finance costs	8,758,859	18,118,142
Revolving note	2,188,819	1,744,122
Deferred revenue	232,145	323,891
Total current liabilities	18,430,374	33,994,062
Long-term liabilities
Long-term debt, net of unamortized finance costs	3,563,005	5,211,008
Derivative liability	4,756,900	1,548,604
Total liabilities	26,750,279	40,753,674

COMMITMENTS AND CONTINGENCIES (Note 4)	—	—

TEMPORARY EQUITY
Series B preferred shares, $0.001 par value per share; 10,000,000 shares authorized, 4,832,422 and 8,160,809 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively with a liquidation preference of $14,980,508 at June 30, 2016.	7,758,538	11,955,207

Series B-1 preferred shares, $0.001 par value per share; 17,000,000 shares authorized, 12,403,683 shares issued and outstanding at June 30, 2016 with a liquidation preference of $19,349,745 at June 30, 2016.	13,591,132	—

EQUITY
50,000,000 of total Preferred shares authorized:

Series A Convertible Preferred Stock, $0.001 par value; 5,000,000 shares authorized, 492,716 and 612,943 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively with a liquidation preference of $734,147 and $913,285 at June 30, 2016 and December 31, 2015, respectively.	493	613

Series C Convertible Preferred Stock, $0.001 par value; 44,000 shares designated in 2016, 44,000 and 0 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively with a liquidation preference of $4,400,000 at June 30, 2016.	44	—

Common stock, $0.001 par value per share; 750,000,000 shares authorized; 29,765,702 and 28,239,276 issued and outstanding at June 30, 2016 and December 31, 2015, respectively, with 1,108,928 shares held in escrow at June 30, 2016.	29,765	28,239
Additional paid-in capital	59,883,874	53,014,054
Accumulated deficit	(20,602,610)	(12,106,971)
Total Vertex Energy, Inc. stockholders' equity	39,311,566	40,935,935
Non-controlling interest	(41,427)	—
Total Equity	$39,270,139	$40,935,935
TOTAL LIABILITIES, TEMPORARY EQUITY, AND EQUITY	$87,370,088	$93,644,816

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues	$24,428,444	$49,119,711	$38,561,048	$86,804,050
Cost of revenues	19,168,398	43,635,177	33,539,526	81,643,633
Gross profit	5,260,046	5,484,534	5,021,522	5,160,417
Operating expenses:
Selling, general and administrative expenses (exclusive of acquisition related expenses)	4,688,035	5,641,250	10,184,022	11,011,278
Depreciation and amortization expense	1,553,655	1,561,314	3,147,239	3,118,296
Acquisition related expenses	26,523	—	75,899	157,678
Total operating expenses	6,268,213	7,202,564	13,407,160	14,287,252
Loss from operations	(1,008,167)	(1,718,030)	(8,385,638)	(9,126,835)
Other income (expense):
Provision for doubtful accounts	—	—	—	(2,650,000)
Other income	2,486	10	2,963	18
Loss on sale of assets	—	—	(46,728)	(57,660)
Gain on sale of assets	—	12,818	9,748,561	—
Gain (loss) on change in value of derivative liability	1,645,288	1,816,982	(341,032)	1,816,982
Loss on futures contracts	(317,675)	—	(261,759)	—
Interest expense	(406,019)	(556,975)	(2,321,511)	(2,088,155)
Total other income (expense)	924,080	1,272,835	6,780,494	(2,978,815)
Loss before income tax	(84,087)	(445,195)	(1,605,144)	(12,105,650)
Income tax benefit/(expense)	—	—	117,646	(5,306,000)
Net loss	(84,087)	(445,195)	(1,487,498)	(17,411,650)
Net loss attributable to non-controlling interest	(41,427)	—	(41,427)
Net loss attributable to Vertex Energy, Inc.	$(42,660)	$(445,195)	$(1,446,071)	$(17,411,650)

Accretion of discount on Series B and B-1 Preferred Stock	(471,877)	—	(858,535)	—
Accrual of dividends on Series B and B-1 Preferred Stock and retirement of a portion of Series B Preferred discount	(5,817,327)	—	(6,191,033)	—
Net loss available to common shareholders	$(6,331,864)	$(445,195)	$(8,495,639)	$(17,411,650)
Loss per common share
Basic	$(0.21)	$(0.02)	$(0.29)	$(0.62)
Diluted	$(0.21)	$(0.02)	$(0.29)	$(0.62)
Shares used in computing earnings per share
Basic	29,765,702	28,130,575	29,535,212	28,124,492
Diluted	29,765,702	28,130,575	29,535,212	28,124,492

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JUNE 30, 2016 AND 2015

(UNAUDITED)

	Six Months Ended
	June 30, 2016	June 30, 2015
Cash flows from operating activities
Net loss	$(1,446,071)	$(17,411,650)
Adjustments to reconcile net loss to cash used in operating activities
Stock based compensation expense	256,164	176,426
Depreciation and amortization	4,460,895	3,118,296
Rent paid by common stock	244,000	—
Gain on sale of assets	(9,748,561)	—
Loss on sale of assets	46,728	63,410
Increase in fair value of derivative liability	341,032	(1,816,982)
Deferred federal income tax expense/(gain)	—	5,306,000
Changes in operating assets and liabilities
Accounts receivable	(1,047,149)	(3,096,566)
Allowance for doubtful accounts	—	2,650,000
Inventory	(224,462)	3,532,326
Prepaid expenses	230,614	(327,343)
Costs in excess of billings	—	779,285
Accounts payable and accrued expenses	(4,664,798)	(640,352)
Deferred revenue	(91,746)	61,713
Other assets	(1,303)	—
Net cash used in operating activities	(11,644,657)	(7,605,437)
Cash flows from investing activities
Purchase of fixed assets	(2,310,582)	(1,196,240)
Proceeds from sale of Bango assets	29,788,114	—
Costs related to sale of Bango assets	(10,792,446)	—
Establish escrow account - restricted cash	(1,501,792)	—
Notes receivable	—	(500,000)
Proceeds from sale of assets	20,900	4,500
Net cash provided by (used in) investing activities	15,204,194	(1,691,740)
Cash flows from financing activities
Proceeds from sale of Series C Preferred stock	4,000,000	—
Purchase/Buy Back Series B Preferred Stock	(11,189,849)	—
Proceeds from issuance of Series B-1 Preferred Stock	19,349,756	—
Issue costs for Series B-1 Preferred Stock	(607,890)	—
Proceeds from issuance of Series B Preferred Stock	—	23,557,552
Proceeds from note payable	5,405,091	—
Payments on note payable	(17,753,076)	(16,375,703)
Line of credit (payments) proceeds, net	444,698	1,815,795
Net cash provided by (used in) financing activities	(351,270)	8,997,644
Net change in cash and cash equivalents	3,208,267	(299,533)
Cash and cash equivalents at beginning of the period	765,364	6,017,076
Cash and cash equivalents at end of period	$3,973,631	$5,717,543

SUPPLEMENTAL INFORMATION
Cash paid for interest	$1,006,379	$2,071,299
Cash (paid) received for income tax expense (benefit)	$117,646	$—
NON-CASH INVESTING AND FINANCING TRANSACTIONS
Conversion of Series A Preferred Stock into common stock	120	17
Accretion of discount on Series B and B-1 Preferred stock	$858,535	$—
Dividends-in-Kind accrued on Series B and B-1 Preferred stock and retirement of a portion of the Series B Preferred	$6,191,033	$—
Beneficial Conversion of Series B1 and B Preferred stock, respectively	$2,371,106	$5,737,810